EX-99.1 UNAUDITED PRO FORMA CONDENSED COSOLIDATED FINANCIAL STATEMENTS
Exhibit 99.1

ProElite, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements as of September 30, 2007 and for the year ended December 31, 2006 and the nine months ended September 30, 2007 are based on the historical financial statements of ProElite, Inc. after giving effect to the acquisitions of King of the Cage, Inc. (“KOTC”) on September 11, 2007, Mixed Martial Arts Promotions Ltd., Mixed Martial Arts Productions Ltd. on September 12, 2007 (together “Cage Rage”) and investment in Entlian Co. (“SpiritMC”) on September 18, 2007. The proforma condensed consolidated balance sheet as of September 30, 2007 presents the historical financial position of ProElite, Inc., which had consolidated King of the Cage, Inc., Mixed Martial Arts Promotions Ltd., Mixed Martial Arts Productions Ltd. and recorded the investment in Entlian Co. as of that date. The proforma condensed consolidated statement of operations for the nine months ended September 30, 2007 presents ProElite, Inc.’s results of operations as if the acquisitions of King of the Cage, Inc., Mixed Martial Arts Promotions Ltd., Mixed Martial Arts Productions Ltd. and investment in Entlian Co. had occurred on January 1, 2007. The pro forma condensed consolidated statement of operations for the year ended December 31, 2006 presents ProElite, Inc.’s historical financial position and results of operations as if the acquisitions of King of the Cage, Inc., Mixed Martial Arts Promotions Ltd., Mixed Martial Arts Productions Ltd. and investment in Entlian Co. had occurred on January 1, 2006. ProElite, Inc. began its current business in August 2006 and was considered a development stage company until the first quarter of 2007 when revenues were first recognized. The pro forma condensed consolidated statement of operations for the year ended December 31, 2006 includes ProElite, Inc.’s operations from August 10, 2006 (inception).

The pro forma condensed consolidated financial statements include, in our opinion, all material adjustments necessary to reflect acquisitions of King of the Cage, Inc., Mixed Martial Arts Promotions Ltd., Mixed Martial Arts Productions Ltd. and investment in Entlian Co. The pro forma condensed consolidated financial statements do not represent the Company’s actual results of operations, including the acquisitions, nor do they purport to predict or indicate our financial position or results of operations at any future date or for any future period.

The pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of ProElite, Inc. in our registration statement on Form SB-2 for the period from August 10, 2006 (inception) through December 31, 2006 and quarterly reports on Form 10-QSB.

ProElite, Inc.’s historical condensed consolidated financial statements include the assets, liabilities and operating results of ProElite, Inc. and its wholly-owned subsidiaries since formation or acquisition of these entities (“ProElite” or the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. The equity method of accounting is used for its investment in Entlian Co. in which ProElite has significant influence.

PRO ELITE, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet

	September 30, 2007
	Historical ProElite, Inc.	Pro Forma Adjustments	Pro Forma Balance Sheet

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,536,648	$-	$10,536,648
Restricted cash	277,500	-	277,500
Accounts receivable, net	1,222,573	-	1,222,573
Accounts receivable - Showtime	240,133	-	240,133
Prepaid expenses	238,889	-	238,889
Other current assets	175,630	-	175,630
Total current assets	12,691,373	-	12,691,373
Fixed assets, net	1,330,931	-	1,330,931
OTHER ASSETS
Acquired intangible assets, net	912,777	-	912,777
Goodwill	12,197,363	-	12,197,363
Investment in Entlian Co.	1,955,049	-	1,955,049
Prepaid distribution costs, net	834,604	-	834,604
Prepaid license fees, net	121,148	-	121,148
Prepaid services, net	462,222	-	462,222
Rent deposit	122,796	-	122,796
Total other assets	16,605,959	-	16,605,959
Total assets	$30,628,263	$-	$30,628,263

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITES
Current liabilities
Accounts payable	$1,165,212	$-	$1,165,212
Accrued expenses	212,364	-	212,364
Accounts payable and accrued expense - Showtime	1,830,195	-	1,830,195
Future payments due for acquired companies	1,500,000	-	1,500,000
Other accrued liabilities from predecessor company	346,572	-	346,572
Other current liabilities	151,226	-	151,226
West Coast settlement	150,000	-	150,000
Total current liabilities	5,355,569	-	5,355,569
Deferred rent and lease incentive	140,598	-	140,598
Total liabilities	5,496,167	-	5,496,167
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, 0 shares issued	-	-	-
Common stock, $0.0001 par value, 250,000,000 shares authorized, 46,421,491 shares issued and outstanding at September 30, 2007	4,642	-	4,642
Common stock to be issued	4,749,997	-	4,749,997
Additional paid-in-capital	43,727,095	-	43,727,095
Accumulated deficit	(23,349,638)	-	(23,349,638)
Total shareholders’ equity	25,132,096	-	25,132,096
Total liabilities and shareholders’ equity	$30,628,263	$-	$30,628,263

PRO ELITE, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine months ended September 30, 2007

	Historical ProElite, Inc.	King of the Cage, Inc.	Mixed Martial Arts Promotions Ltd. and Mixed Martial Arts Productions Ltd.	Entlian Co.	Pro Forma Adjustments		Pro Forma Statement of Operations

Revenue	$3,101,807	$1,660,811	$1,030,889	$-	$(338,113)	(A)	$5,455,394
Revenue - Showtime	240,133	-	-	-	-		240,133

Total revenue	3,341,940	1,660,811	1,030,889	-	(338,113)		5,695,527

Cost of revenue	6,761,560	908,362	2,380,034	-	(624,679)	(A)	9,425,277
Cost of revenue - Showtime	2,594,705	-	-	-	-		2,594,705

Total cost of revenue	9,356,265	908,362	2,380,034	-	(624,679)		12,019,982

Gross profit (loss)	(6,014,325)	752,449	(1,349,145)	-	286,566		(6,324,455)

Operating expenses
Marketing	246,049	-	-	-	-		246,049
Website operations	2,351,429	-	-	-	-		2,351,429
					(121,591)	(A)
General and administrative expenses	10,834,775	405,962	449,140	-	177,777	(B)	11,746,063
Loss from investment in Entlian Co.	44,951	-	-	380,570	(44,951)	(A)	380,570

Total operating expenses	13,477,204	405,962	449,140	380,570	11,235		14,724,111

Operating income (loss)	(19,491,529)	346,487	(1,798,285)	(380,570)	275,331		(21,048,566)

Other income (expense)
Interest income (expense), net	391,746	(2,476)	622	-	(10)	(A)	389,882
Other income (expense), net	-	4,606	-	-			4,606

Total other income (expense)	391,746	2,130	622	-	(10)		394,488

Income (loss) before income taxes	(19,099,783)	348,617	(1,797,663)	(380,570)	275,321		(20,654,078)

Income taxes	-	(2,850)	-	-	-		(2,850)

Net income (loss)	$(19,099,783)	$345,767	$(1,797,663)	$(380,570)	$275,321		$(20,656,928)

Net loss per share - basic and diluted	$(0.44)						$(0.47)

Weighted average shares outstanding - basic and diluted	43,689,176				95,185		43,784,361

Year ended December 31, 2006 or the period from August 10, 2006 (inception) to December 31, 2006.

	Historical ProElite, Inc. from August 10, 2006 (inception) to December 31, 2006		King of the Cage, Inc.	Mixed Martial Arts Promotions Ltd. and Mixed Martial Arts Productions Ltd.	Entlian Co.	Pro Forma Adjustments		Pro Forma Statement of Operations

Revenue		$-	$1,470,756	$1,820,382	$-	$-		$3,291,138

Cost of revenue		-	713,068	2,594,129	-	-		3,307,197

Gross profit (loss)		-	757,688	(773,747)	-	-		(16,059)

Operating expenses
Software development costs		143,445	-	-	-	-		143,445
General and administrative expenses		3,801,143	481,950	376,934	-	266,667	(C)	4,926,694
Loss from investment in Entlian Co.		-	-	-	421,960			421,960

Total operating expenses		3,944,588	481,950	376,934	421,960	266,667		5,492,099

Operating income (loss)		(3,944,588)	275,738	(1,150,681)	(421,960)	(266,667)		(5,508,158)

Other income (expense)
Interest income (expense), net		(305,267)	(7,016)	507	-	-		(311,776)
Other income (expense), net		-	-	947,350	-	(947,350)	(D)	-

Total other income (expense)		(305,267)	(7,016)	947,857	-	(947,350)		(311,776)

Income (loss) before income taxes		(4,249,855)	268,722	(202,824)	(421,960)	(1,214,017)		(5,819,934)

Income taxes		-	(3,737)	-	-	-		(3,737)

Net income (loss)		$(4,249,855)	$264,985	$(202,824)	$(421,960)	$(1,214,017)		$(5,823,671)

Net loss per share - basic and diluted	$	$(0.13)						$(0.18)

Weighted average shares outstanding - basic and diluted		32,812,499				100,000		32,912,499

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements have been adjusted for items related to the acquisitions of King of the Cage, Inc., Mixed Martial Arts Promotions Ltd., Mixed Martial Arts Productions Ltd. and investment in Entlian Co. as set forth below:

Statement of Operations for the Nine Months Ended September 30, 2007

(A) Eliminate operations of acquired entities. The amounts below were included in both the historical consolidated results of ProElite, Inc. for the month of September 2007 and the individual operations of the acquired companies.

	KOTC	Cage Rage	Entlian Co.	Total
Revenue	$(96,854)	$(241,259)	$-	$(338,113)
Cost of revenue	$(99,143)	$(525,536)	$-	$(624,679)
General and administrative expense	$(66,141)	$(55,450)	$-	$(121,591)
Loss from investment in Entlian Co.	$-	$-	$(44,951)	$(44,951)
Interest income	$-	$(10)	$-	$(10)

(B) Activity recorded in general and administrative expense

Record amortization of intangible assets acquired in KOTC acquisition	$143,333
Record amortization of intangible assets acquired in Cage Rage acquisition	34,444

$177,777

Statement of Operations for the Year Ended December 31, 2006

The pro forma condensed consolidated statement of operations for the year ended December 31, 2006 includes ProElite, Inc.’s historical operations from August 10, 2006 (inception).

(C) Activity recorded in general and administrative expense

Record amortization of intangible assets acquired in KOTC acquisition	$215,000
Record amortization of intangible assets acquired in Cage Rage acquisition	51,667

$266,667

(D) Eliminate one-time gain on sale of assets by Cage Rage $947,350

Note 2 Purchase Price Allocations are Estimates

The purchase price allocations for the acquisitions of King of the Cage, Inc. and two related entities: Mixed Martial Arts Promotions Limited and Mixed Martial Arts Productions Limited (collectively “Cage Rage”) are preliminary and subject to revision as more detailed analyses are completed and additional information on the fair value of the acquired assets and liabilities becomes available. Any change in the fair value of the net assets of the acquired companies will change the amount of the purchase price allocable to goodwill and/or other tangible and intangible assets.

The allocations above were based on the discounted expected cash flow or replacement cost, whichever is more readily evident, of assets and the carrying value of liabilities. The Company intends to engage a valuation specialist to ascertain the value of the assets acquired in accordance with the applicable provisions of Statement of Financial Accounting Standards No. 141, “Business Combinations.”

Additionally, the maintenance of goodwill on the Company’s balance sheet requires management to achieve improvements in and expansion of the acquired entities’ operations. Should operations not improve to desired levels, the Company may be required to record a charge to operations for impairment of goodwill.